SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

☒  Filed by the registrant

☐  Filed by a party other than the registrant

Check the appropriate box:

☒  Preliminary proxy statement.

☐  Confidential, for use of the

Commission only (as permitted by

Rule 14a-6(e)(2).

☐  Definitive proxy statement.

☐  Definitive additional materials.

☐  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

______________

SLS INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

______________

 (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

☒

No fee required.

☐

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)

Title of each class of securities to which transaction applies:

(2)

Aggregate number of securities to which transaction applies:

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)

Proposed maximum aggregate value of transaction:

(5)

Total fee paid:

☐

Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)

Amount Previously Paid:

(2)

Form, Schedule or Registration Statement No.:

(3)

Filing Party:

(4)

Date Filed:

SLS INTERNATIONAL, INC.

1650 West Jackson

Ozark, MO  65721

Dear Stockholder:

You are invited to attend an Annual Meeting of Stockholders of SLS International, Inc. to be held at 1650 W. Jackson, Ozark, Missouri 65721, on Friday, June 30, 2006 at 10:00 a.m. local time. We are pleased to enclose the notice of our annual stockholders meeting, together with a Proxy Statement, a proxy card and an envelope for returning the proxy card.

Please carefully review the Proxy Statement and then complete, date and sign your proxy card and return it promptly. If you attend the meeting and decide to vote in person, you may withdraw your proxy at the meeting.

If you have any questions or need assistance in how to vote your shares, please call Investor Relations at (417) 883-4549. Your time and attention to this letter and the accompanying Proxy Statement and proxy card is appreciated.

Sincerely,
/s/ JOHN M. GOTT
John M. Gott
Chairman and Chief Executive Officer

May 31, 2006

SLS INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of SLS International, Inc., a Delaware corporation (the “Company”), will be held on Friday, June 30, 2006 at 10:00 a.m. local time, at 1650 W. Jackson, Ozark, Missouri 65721, for the following purposes:

1.

To elect five directors to its Board of Directors;

2.

To ratify the appointment of Weaver & Martin, LLC as auditors of the Company for 2005;

3.

To ratify the issuance of Series C Preferred Stock and warrants;

4.

To transact such other business that is properly brought before the meeting.

Only holders of the Company’s common stock of record on the books of the Company at the close of business on May 30, 2006, will be entitled to vote at the annual meeting.

The Board of Directors’ nominees for Directors are set forth in the accompanying Proxy Statement.

Your vote is important. All stockholders are invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, please mark, date and sign your proxy card and return it promptly in the enclosed envelope. Any stockholder attending the Annual Meeting may vote in person even if the stockholder returned a proxy card.

By Order of the Board of Directors
/s/ JOHN M. GOTT
John M. Gott
Secretary

Ozark, Missouri

May 31, 2006

THE ENCLOSED PROXY CARD, WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY, CAN BE RETURNED IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES

SLS INTERNATIONAL, INC.

1650 W. Jackson

Ozark, Missouri 65721

___________________

PROXY STATEMENT

___________________

The Board of Directors of the Company solicits your proxy for use at the Annual Meeting of Stockholders on Friday, June 30, 2006, or at any adjournment thereof. The Proxy Statement and the form of proxy card are being mailed to stockholders commencing on or about May 31, 2006.

INFORMATION CONCERNING SOLICITATION AND VOTING

Revocability of Proxies

Any stockholder who executes and returns a proxy card may revoke the same at any time before it is exercised by filing with the Secretary of the Company written notice of such revocation or a duly executed proxy card bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

Record Date

Stockholders of record at the close of business on May 30, 2006 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. On May 18, 2006, 47,901,481 shares of the Company’s common stock were issued and outstanding.

Voting and Solicitation

Holders of the Company’s common stock of record as of the close of business on the Record Date are entitled to one vote per share of common stock. The Company’s Certificate of Incorporation does not provide for cumulative voting rights.

A plurality of the votes cast at the Annual Meeting is required to elect directors. The affirmative vote of a majority of the total votes cast on the proposal is required to ratify the selection of Weaver & Martin, LLC as the Company’s independent auditors for 2006, and to ratify the issuance of Series C Preferred Stock and warrants. In accordance with Delaware law and the Company’s Certificate of Incorporation and Bylaws, (1) for the election of directors, which requires a plurality of the votes cast, only proxies and ballots indicating votes “FOR” or “WITHHELD” are counted to determine the total number of votes cast, and broker non-votes are not counted; (2) for the ratification of the selection of accountants, only proxies and ballots indicating votes “FOR” or “AGAINST” are counted to determine the total number of votes cast, and broker non-votes are not counted; and (3) for the adoption of all other proposals, which are decided by a majority of the shares of stock of the Company present in person or by proxy and entitled to vote, only proxies and ballots indicating votes “FOR,” “AGAINST,” or “ABSTAIN” on the proposal or providing the designated proxies with the right to vote in their judgment and discretion on the proposal are counted to determine the number of shares present and entitled to vote, and broker non-votes are not counted.

The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or telecopier.

Deadline for Receipt of Stockholder Proposals for the 2007 Annual Meeting

Proposals of stockholders that are intended to be presented by such stockholders at the Company’s next annual meeting of stockholders to be held in 2007 must be received by the Company no later than January 31, 2007 in order that they may be included in the proxy statement and form of proxy relating to that meeting; provided that, if the Company changes the date of the 2007 annual meeting by more than 30 days from the date of the 2006 annual meting, then the deadline is a reasonable time before the Company begins to print and mail its proxy materials for the 2006 annual meeting. In addition, the Board-appointed proxies will have discretionary authority to vote on any proposals presented by a stockholder at the 2007 annual meeting from the floor unless notice of the intent to make such proposal is received by the Company on or before April 16, 2007.

Security Ownership of Management and Principal Stockholders

The following table sets forth certain information as of March 21, 2006 with respect to the beneficial ownership of our common stock by all persons known by us to be beneficial owners of more than 5% of the outstanding shares of our common stock, by directors who own common stock and all officers and directors as a group:

Name	Number of Shares	Percent of Class(1)
John M. Gott	7,367,199(2)	15.31%

Steven Lamar	500,000(3)	1.07%

Michael L. Maples	332,925(4)	*

Chuck Foudree	60,000(5)	*

Robert H. Luke	91,500(6)	*

Robert Ring	55,000(5)	*

Officers and Directors as a Group (6 persons)	8,406,624	18.04%

All such shares are owned directly by the named stockholders.

——————

*

Less than one percent

(1)

Based upon a total of 46,608,310 shares outstanding on March 21, 2006.

(2)

Includes (a) an option to purchase 851,022 shares owned by Richard L. Norton for $.05 per share, or if lower, 50% of the 5-day average trading price; (b) an option to purchase 10,000 shares at $0.25 per share; and (c) an option to purchase 25,000 shares at $2.21 per share; and (d) an option to purchase 500,000 shares at $2.50 per share.

(3)

Includes an option to purchase 500,000 shares at $2.50 per share.

(4)

Includes (a) an option to purchase 5,000 shares at $0.25 per share; and (b) an option to purchase 25,000 shares at $2.21 per share; (c) an option to purchase 250,000 shares at $2.50 per share; and (d) an option to purchase 50,000 shares at $2.27 per share.

(5)

Includes an option to purchase 50,000 shares at $2.27 per share.

(6)

Includes an option to purchase 10,000 shares at $0.25 per share, an options to purchase 25,000 shares at $2.21 per share; and an option to purchase 50,000 shares at $2.27 per share.

EQUITY COMPENSATION PLANS

On December 31, 2005, we had the following securities issued and available for future issuance under equity compensation plans:

	(a) Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a))
Equity compensation plans approved by security holders	2,270,000 shares of common stock	$1.62 per share	1,875,000 shares of common stock
Equity compensation plans not approved by security holders	4,141,529 shares of common stock	$2.28 per share	0
Total	6,411,529 shares of common stock	$1.70 per share of common stock	1,875,000 shares of common stock

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our common stock, to file with the SEC initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of our common stock. Executive officers, directors and greater than ten-percent stockholders are required to furnish us with copies of all such forms they file.

To our knowledge based solely on review of the copies of such forms we received, or written representations from certain reporting persons that no additional forms were required, all filing requirements applicable to our executive officers, directors and greater than ten-percent stockholders were complied with, with the exception of (a) the Form 3 filings by Messrs. Gott, Lamar, Maples, Foudree, Luke and Ring, which were filed late on November 1, 2005, when their due date was October 23, 2005 and (b) the Form 4 filing by Mr. Maples on January 9, 2006, which reported two sales, one of which was due to be reported on December 21, 2005 and the other was due on December 27, 2005.

Management

The following table identifies our executive officers and directors on the date of the mailing of this Proxy Statement:

Name	Age	Position
John M. Gott	55	Chairman, Chief Executive Officer and Director
Steven Lamar	35	President
Michael L. Maples	56	Chief Operating Officer, Chief Financial Officer and Director
Chuck Foudree	61	Director
Robert H. (Robin) Luke	63	Director
Robert Ring	63	Director

Steven Lamar has served as our President since June 17, 2005. He has spent over 15 years in the financial services industry. Prior to joining SLS, Mr. Lamar was a co-founder and Managing Partner of BayStar Capital Management, LLC, a San Francisco-based hedge fund specializing in private investments in public equities (PIPEs). Prior to BayStar, Mr. Lamar was the Head of Institutional Sales at Shoreline Pacific, where he represented companies, lenders, and investors in PIPE transactions. From 1989 – 1996, Mr. Lamar served in various positions in retail, commercial banking at Citibank and Wells Fargo Bank. Mr. Lamar is Vice Chairman and Board Member of Allied Container Systems, a designer and manufacturer of turn-key solutions for storage, shelter and training facilities. Mr. Lamar is a founding member of Ammo Marketing’s Influencer Advisory Board. Mr. Lamar received his Bachelor of Science degree in Business Administration with an emphasis in finance from San Diego State University in 1992.

Each of our other executive officers are also Directors and descriptions of their business experience and positions with us can be found under Item 1 – Election of Directors below.

1.

ELECTION OF DIRECTORS

The number of directors has been fixed by resolution of the Company’s Board of Directors at five directors.

The Board of Directors has nominated Charles M. Foudree, John M. Gott, Robert H. Luke, Michael L. Maples, and Robert Ring for election at the Annual Meeting. Each director elected at the Annual Meeting will serve until his successor shall be elected and qualified at the Company’s 2007 annual meeting of stockholders.

At the Annual Meeting, the shares of the Company’s common stock represented by proxies in the form accompanying this Proxy Statement, unless otherwise specified, will be voted to elect the Board of Directors’ nominees. The nominees have agreed to serve if elected. However, if any nominees become unable or unwilling to serve if elected, the proxies will be voted for the election of the replacement nominees, if any, recommended by the Board of Directors or, in the alternative, for holding a vacancy to be filled by the Board of Directors. The Board of Directors has no reason to believe that any nominees will be unable or unwilling to serve.

The Board of Directors Recommends that each Stockholder Vote “for” the Board’s Nominees.

Nominees for Election at the Annual Meeting

John M. Gott, our Chairman, Chief Executive Officer and Director, founded SLS in July 2000 in connection with the merger between SLS and its predecessor. He was also founder and Chief Executive Officer of Sound and Lighting Specialists, Inc., the predecessor of SLS International, Inc., which was founded in October 1994. The predecessor engaged in the sale and installation of sound and lighting systems. In that capacity he spearheaded our growth with respect to the sale and installation of sound and lighting systems across the world, including in Carnegie Hall and Disney World in Tokyo. He was our primary salesman through August 2001, when we hired another salesman. Mr. Gott has also been instrumental in the conceptual design and marketing of most of our products. Mr. Gott has acted in his current capacities since our inception. He also served as President from our inception until we hired Steven Lamar in June 2005.

Michael L. Maples has served as a Director since 2001, and as Chief Operating Officer and Chief Financial Officer since June 17, 2005. He has also acted as a consultant, overseeing all of the Company’s accounting and Sarbanes-Oxley related functions for the past two years. From 1996 through June 2005, he was Chief Financial Officer, Chief Administrative Officer, Vice President, Treasurer and Corporate Secretary of TranSystems Corporation, an engineering, planning, and consulting firm for the transportation industry. From 1994 to 1996, he was Senior Financial Consultant for Glass & Associates, a consultant to businesses in critical stages of development. From 1991 to 1994, Mr. Maples was Senior Vice President and Controller for Franklin Savings Association, a publicly held group of financial companies. From 1987 to 1991, he was Vice President of Finance & Information Systems for McNally Wellman Company. From 1987 to 1989 he was Treasurer and Corporate Secretary for McNally Pittsburgh, Inc., a group of privately owned engineering and manufacturing companies supplying equipment, systems, parts, and service to the international and domestic material handling industry. From 1983 to 1987, he was Controller and Staff CPA for Gage & Tucker, a multi-office law firm specializing in corporate representation. From 1976 to 1983, he was a Certified Public Accountant, first at Touche Ross & Co., then with a regional firm, and finally as a sole practitioner.

Charles M. (Chuck) Foudree, has served as a Director since July 8, 2005. He also serves on our Audit Committee as Chairman and on our Compensation Committee. Mr. Foudree served in numerous positions at Harmon Industries, Inc. from 1972 through 1999, including Executive Vice President – Finance and Chief Financial Officer. He is a director of Sceptor Industries, Inc. and Carondelet Health and a former director of OTR Express, Inc. and Harmon Industries, Inc. Mr. Foudree also serves on a variety of community boards including the Harry S. Truman Library Institute and the St. Paul School of Theology. His past directorships and trusteeships include Truman State University Foundation, St. Mary’s Hospital Foundation and the Financial Executives Institute. Mr. Foudree is a graduate of Truman State University with a degree in Accounting. He is a certified public accountant in the states of Missouri and Kansas.

Robert H. (Robin) Luke, Ph.D., has served as a Director since 2001. He is Professor of Marketing and the Department Head of the Marketing Department at Missouri State University. He has served as the first Department Head of two Marketing Departments and directed the development of the MBA/MPA programs for the University of the Virgin Islands. Dr. Luke has owned and developed several businesses and regularly consults with major U.S. corporations and institutions on marketing issues as a Senior Consultant with R.H. Luke & Associates. He served the Academy of Marketing Science as a member of its Board of Governors from 1992 to 1996 and as Vice President of Development, Vice President and Vice President for Academic Affairs. He presently serves as a Board Member of the Marketing Management Association. He has given or continues to give service commitments to the Boards of Directors or Boards of Advisors of the following organizations: Missouri Partnership for Outstanding Schools, Ozark Greenways, Community Investment Alliance, Sports Directories International, the Community Foundation of the Ozarks, Vision 20/20, the Downtown Springfield Association, Ozarks Chapter of the Boy Scouts of America, A+ Advisory Board of Glendale High School, and Lake County Youth Soccer.

Dr. Luke has presented numerous papers at international, national and regional marketing conferences. He serves on the Editorial Review Board of the Journal of the Academy of Marketing Science, Journal of Marketing Management. His writings have appeared in over 14 publications. He is the author of Business Careers, an informational source on career opportunities for students, counselors and advisors wishing to know more about business professions. At the age of sixteen, under the name Robin Luke, he wrote and performed “Susie Darling,” a song that sold over two million copies from l958 to 1960 and became number one around the world. His career as a recording artist spanned five years and 14 records. He has received numerous awards, including “Distinguished Fellow of the Academy of Marketing Science,” the Marketing Management Association’s Firooz Hekmat Award in Consumer Behavior and their prestigious Marketing Excellence Award, “best paper awards” from national and international organizations, and the Gift of Time Award from his home city of Springfield Missouri.

Robert Ring has served as a Director since June 21, 2005. He has also served on our Audit Committee and our Compensation Committee. Since 1994, Mr. Ring has consulted in the areas of business process and strategic development with companies that compete in retail, manufacturing, distribution and a variety of service areas. Mr. Ring also is a director of Bass Pro Shops, Cobalt Boats and Duckwall-Alco Stores, Inc. Prior to 1994, Mr. Ring spent 32 years with The Coleman Company. His career at Coleman involved a progression of sales and marketing assignments, the President/General Manager position of Coleman’s Recreation Business, Executive Vice President of Worldwide Sales and Marketing, and most recently President and COO from 1990 through 1994.

Mr. Ring also serves on a variety of community boards including the Via Christi Research Foundation Board, the Kansas Wildscape Foundation Board and the Wichita State University Students in Free Enterprise Business Advisory Board. His past service includes the Board of the Wichita Area Chamber of Commerce; the Board of, and two years as Chair of, the Wichita Minority Business Development Committee; the World Trade Center Board; the Wichita Committee of 100 Board; and the Wichita Area Technical College Advisory Board. Mr. Ring is a graduate of The Wichita State University with a degree in Business.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

The Board of Directors of the Company held two meetings during 2005. In 2005, the Board of Directors formed an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each committee held one meeting during 2005  The members of each committee are Messrs. Foudree, Luke and Ring, with Mr. Foudree serving as Chair of the Audit Committee, Mr. Luke as Chair of the Compensation Committee, and Mr. Ring as Chair of the Nominating Committee. No Director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the Committees on which he served during the period in 2005 for which he was a Director.

Mr. Foudree qualifies as an audit committee financial expert. Each of Messrs. Foudree, Luke and Ring is “independent” under Item 7(d)(3)(iv) of Schedule 14A under the U.S. Securities Exchange Act and is “independent” under Section 121(A) of the American Stock Exchange listing standards.

The Audit Committee recommends the engagement of the Company’s independent auditors and is primarily responsible for approving the services performed by the Company’s independent auditors. The Committee also reviews and evaluates the Company’s accounting principles and its system of internal accounting controls. A more detailed description of the function of the Audit Committee may be found in the Audit Committee Charter, which is included as Appendix A hereto.

The Compensation Committee reviews and approves the Company’s executive compensation policy, makes recommendations concerning the Company’s employee benefit policies, and has authority to administer the Plan.

The Nominating Committee establishes the qualifications for Directors, nominates Directors, recommends Directors for committees, and makes corporate governance recommendations and decisions. A more detailed description of the function of the Nominating Committee may be found in the Nominating Committee Charter, which is included as Appendix B hereto.

The Nominating Committee will consider all candidates for director that are recommended by stockholders. Recommendations should be mailed to the Company’s principal offices, 1650 W. Jackson, Ozark, Missouri 65714, attention: CEO, at least 120 days prior to the year’s annual meeting. Primary factors in the consideration of a candidate for director are knowledge of the entertainment industry and whether the candidate qualifies as “independent” and/or as a “financial expert” under the applicable SEC and Amex requirements. The committee gives no special positive or negative consideration to a candidate based on the party that recommended the candidate. All nominees for election at the Annual Meeting were nominated by the Nominating Committee.

Stockholders who wish to communicate directly with one or more Directors may do so by mailing such communications to the Company’s principal offices at 1650 W. Jackson, Ozark, Missouri 65714, attention: CEO. The CEO will then relay all communications to the appropriate Director(s).

The Company does not have a policy regarding the attendance of Directors at annual meetings of stockholders. All current Directors attended the 2005 Annual Meeting.

COMPENSATION OF DIRECTORS

We currently provide Directors with an annual grant of options, in an amount to be determined by the Board of Directors each year, to purchase shares of our common stock at fair market value on the date of grant. We also pay non-employee Directors an annual retainer of $12,000; an additional annual retainer of $12,000 for the Audit Committee Chair; a fee of $350 per day or portion thereof for a Director’s attendance at meetings of the Board of Directors or committees thereof, but only to the extent in excess of four meetings per year; and reimbursement of reasonable out-of-pocket expenses incurred in connection with their duties.

EXECUTIVE OFFICERS’ COMPENSATION

Compensation of Executive Officers

The following table summarizes the compensation received by our chief executive officer, and each of our other two executive officers on December 31, 2005, for services rendered to us in 2005, 2004 and 2003.

					Long-Term Compensation
Name & Principal Position	Year	Salary	Bonus(a)	Other Annual Compensation(b)	Common Stock Underlying Awards of Options
John M. Gott	2005	$137,246	$0	$14,925	500,000
	2004	$82,212	$0	$13,768	25,000
	2003	$60,460	$0	$11,734	10,000
Steven Lamar(c)	2005	$63,692	$100,000	$0	500,000
Michael L. Maples(c)	2005	$183,653	$50,000	$0	300,000

____________

 (a)

Represents signing bonuses of $100,000 to Mr. Lamar and $50,000 to Mr. Maples

(b)

Represents $4,187 in 2005, $4,195 in 2004, and $3,768 in 2003 for payments of medical insurance and $14,925 in 2005, $9,573 in 2004 and $7,966 in 2003 for personal use of a company-owned automobile.

(c)

Messrs. Lamar and Maples became executive officers on June 17, 2005, and were not our employees prior to such date.

Stock Options. The following table contains information concerning stock options granted to the named executive officers in 2005.

Name	Number of Shares of Common Stock Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date(1)	Grant Date Value(2)
John Gott	500,000	38.5%	$2.50	6/21/2015	$490,000
Steven Lamar	500,000	38.5%	$2.50	6/21/2015	$490,000
Michael L. Maples	300,000	23.0%	$2.50	6/21/2015	$294,000

____________

(1)

One-third of the shares become exercisable on each of 6/21/2006, 6/21/2007, and 6/21/2008.

(2)

The Black-Scholes pricing model was used to determine the grant date value. Factors used in the Black-Scholes pricing model included: risk-free interest rate of 4.06%; strike price of $2.50; market price of $2.27; volatility rate of 22.13%; and a yield rate of 0.00%.

The following table sets forth the value of unexercised “in-the-money” options held by our named executive officers on December 31, 2005 (the difference between the aggregate purchase price of all such options held and the market value of the shares covered by such options on December 31, 2005). Our named executive officers did not exercise any options in 2005.

Name	Number. of Shares Underlying Unexercised Options at 12/31/05 (Exercisable/ Unexercisable)	Value of Unexercised In the-Money Options at 12/31/05 (Exercisable/ Unexercisable)
John M. Gott	35,000 / 500,000	$9,700 / $0
Steven Lamar	0 / 500,000	$0 / $0
Michael L. Maples	30,000 / 300,000	$4,850 / $0

CERTAIN TRANSACTIONS

(a)  We entered into a lease agreement with Bull Creek Ranch LLC on December 4, 2004. Pursuant to the agreement, we agreed to lease approximately 150,000 square feet of property at 1650 W. Jackson, Ozark, Missouri through February 28, 2010 at a base rent of $18,750 per month for the first twelve months and $28,125 thereafter, with adjustments and additional charges set forth in the agreement. The lease agreement also provided us with an option to purchase the property for $3,500,000, increasing by 5% for each year after the first year of the lease term. On February 3, 2005, we purchased the property for $3,500,000, pursuant to the option to purchase. As a result, the lease agreement terminated. John Gott, our President, Chief Executive Officer and a Director, is a manager of, and a member owning a 50% interest in, Bull Creek Ranch LLC. As a result, Mr. Gott had a material interest in the lease agreement and in our purchase of the property.

On February 10, 2006, we sold the property at 1650 W. Jackson, Ozark, Missouri, to FRS, LLC, a Missouri limited liability company, for gross proceeds of $4,000,000. On February 10, 2006, we entered into a Lease Agreement whereby we agreed to lease our headquarters at 1650 W. Jackson, Ozark, Missouri from FRS, LLC. Pursuant to the agreement, we agreed to lease the property for ten years, with a lease rate of $37,500 per month for the first five years and $43,750 per month thereafter, with adjustments and additional charges set forth in the agreement. Under the lease, we are responsible for expenses for taxes, insurance, maintenance and utilities at the property. For accounting and tax purposes, the lease is to be treated as an operating lease.

The sole member of FRS, LLC is Rick Gregg, who is also a Member owning a 50% interest in Bull Creek Ranch LLC. As stated above, Bull Creek Ranch, LLC is a former owner of the property at 1650 W. Jackson, Ozark Missouri, but was not a party to the purchase and sale, or the lease, described above. Nevertheless, due to the common ownership of Bull Creek Ranch LLC by Messrs. Gott and Gregg, FRS, LLC may be deemed as an affiliate of SLS International, Inc. for certain purposes. We believe that the sale of real estate and lease described above were consummated on arm’s-length terms.

(b)  Beginning in 2004 and through May 2005, we paid $2,500 per month (an aggregate of $45,000) to Mr. Maples to oversee the work by outside consultants performed in connection with our Sarbanes-Oxley Act compliance efforts.

(c)  On January 4, 2005, we completed a private placement with Baystar Capital II, L.P. and three other institutional investors, at which time Mr. Lamar was a Managing Partner of Baystar Capital Management, LLC, which resulted in Mr. Lamar having an indirect financial interest in the private placement. In the private placement, we issued 15,000 shares of our Series C Convertible Preferred Stock for an aggregate purchase price of $15 million. The investors also received five-year warrants to purchase an aggregate of six million shares of common stock at an exercise price of $6.00 per share, subject to certain adjustments.

Audit Committee Report

The Audit Committee’s primary function is to assist the Board of Directors in monitoring the integrity of the Company’s financial statements, systems of internal control and the audit process. The Committee is currently comprised of three non-employee directors. The Board of Directors and the Committee believe that the Committee’s current member composition satisfies the Amex rules that govern audit committee composition, including the requirements that:

•

all audit committee members are “independent directors” as that term is defined by Section 121(A) of the Amex listing standards;

•

all audit committee members are able to read and understand fundamental financial statements; and

•

at least one audit committee member is financially sophisticated.

The Committee operates under a written Charter adopted by the Board of Directors that reflects standards contained in the Amex rules. The Audit Committee reviews this Charter annually.

The Committee has reviewed and discussed with management and the independent auditors the Company’s audited financial statements as of and for the year ended December 31, 2005.

In general, Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants, requires the independent auditors to provide the Committee with additional information regarding the scope and results of the audit, including:

•

the independent auditor’s responsibilities under general accepted auditing standards;

•

the independent auditor’s judgments about the quality of the Company’s accounting principles;

•

the adoption of, or a change in, accounting policies;

•

sensitive accounting estimates;

•

accounting for significant unusual transactions and for controversial or emerging areas;

•

significant audit adjustments;

•

unadjusted audit differences considered to be immaterial;

•

other information in documents containing audited financial statements;

•

total fees for management consulting services and types of services rendered;

•

disagreements with management on financial accounting and reporting matters;

•

major issues discussed with management prior to retention;

•

consultation with other accountants;

•

difficulties encountered in performing the audit; and

•

material errors, fraud and illegal acts.

The Committee has discussed with the independent auditors the matters required to be discussed by this Statement.

In general, Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, requires the independent auditors to communicate, at least annually, with the Committee regarding all relationships between the independent auditors and the Company that, in the professional judgment of the independent auditors, may reasonably be thought to bear on their independence. The Committee has received and reviewed the written disclosures and the letter from the independent auditors required by this Standard, and the Committee has discussed with the independent auditors the independent auditors’ independence. When considering the auditors’ independence, the Committee considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining their independence and discussed with the auditors any relationships that may impact their objectivity and independence. The Committee also reviewed, among other things, the amount of fees paid to the auditors for audit and non-audit services in 2005. Information about the auditors’ fees for 2005 is listed below in this proxy statement under “Independent Auditors.” Based on these discussions and considerations, the Committee is satisfied as to the auditors’ independence.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. We have also recommended to the Board of Directors that Weaver & Martin, LLC be selected as the Company’s independent auditors for the fiscal year ending December 31, 2006.

AUDIT COMMITTEE

CHARLES M. FOUDREE

ROBERT H. LUKE

ROBERT RING

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee approves compensation actions with respect to our executive officers (including the Chief Executive Officer), other officers who report to the Chief Executive Officer, and other key employees. The Compensation Committee is composed of directors who are not our employees and who have no consulting arrangements or significant contractual or other relationships with us.

This Report describes our compensation philosophy and executive compensation program, as approved by the Compensation Committee. In particular, it discusses the compensation decisions and recommendations made by the Compensation Committee in 2005 regarding Mr. Gott, our Chief Executive Officer, and the other executive officers named in the Summary Compensation Table.

Executive Compensation Philosophy and Program Components.  Our executive compensation program is structured for us to compete effectively with other firms in attracting, motivating and retaining executives of the caliber needed to advance the short-term and long-term interests of the company. The components of this program consist of base salary, bonus and stock options. These compensation components are intended to (1) stimulate performance that benefits our stockholders by increasing stockholder value, (2) reward such performance with competitive levels of compensation, and (3) employ and retain key executives.

The following sections of this Report describe the compensation program for executive officers in effect in 2005 and the matters considered by the Compensation Committee and the Board in reaching their compensation determinations.

Base Salary. Salaries of executive officers are based on the executive officer’s responsibilities and salaries of executive officers at comparable companies. The Compensation Committee believes that executive officers’ base salaries in 2005 have been established consistent with these standards or below the salaries at comparable companies.

Bonuses.  We have not established a bonus program, but may grant bonuses when deemed appropriate. In 2005, we paid signing bonuses of $100,000 to Mr. Lamar and $50,000 to Mr. Maples. We believed these bonuses were necessary to hire Messrs. Lamar and Maples under the terms of their employment agreement, which in Mr. Lamar’s case included a below-market level salary. We paid no other bonuses to our executive officers in 2005, because we believed the company’s performance did not warrant bonuses.

Stock Options   We periodically grant stock options to our executive officers to align their long-term financial interests with the interests of our stockholders and to focus their efforts on the long-term financial performance of our business. The number of options granted to an individual generally is based on the individual’s position and ability to affect our performance. The options generally vest in equal annual installments over a three-year period, consistent with the objective of using options to provide long-term financial benefits.

Compensation of the Chief Executive Officer.  Mr. Gott served as our Chief Executive Officer in 2005. On June 17, 2005, we entered into an employment agreement with Mr. Gott that provided for an annual base salary of $180,000 and a grant of options to purchase 500,000 shares of our common stock at $2.50 per share. We believe this base salary is less than the base salaries of CEO’s of comparable companies. But we believe the grant of options and Mr. Gott’s other share and option holdings provide sufficient incentive to stimulate performance that benefits our stockholders and sufficient potential compensation to retain Mr. Gott, who we believe is critical to fulfillment of our business objectives.

Deductibility of Executive Compensation.  Section 162(m) of the Internal Revenue Code prohibits us from deducting annual compensation in excess of $1 million paid to the executive officers named in the Summary Compensation Table of the Proxy Statement, unless such compensation is performance-based and satisfies certain other conditions. It is the committee’s view that:

1. The base salaries and bonuses that we pay do not qualify as performance-based compensation and are therefore not expected to be deductible if over $1 million to any executive officer.

2. Amounts that are reportable as ordinary income by an executive under our stock option plans do qualify as performance-based compensation and are therefore expected to be fully deductible.

COMPENSATION COMMITTEE

ROBERT H. LUKE (Chair)

CHARLES M. FOUDREE

ROBERT RING

Compensation Committee Interlocks and Insider Participation

Messrs. Foudree, Luke and Ring served as members of the Compensation Committee in 2005. None of such Directors had relationships or participated in transactions requiring disclosure in this section.

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PERFORMANCE GRAPH

The graph below shows the cumulative stockholder return assuming an investment of $100 on June 19, 2001 (our first day of trading) and reinvestment of dividends issued thereafter.

COMPARISON OF 55 MONTH CUMULATIVE TOTAL RETURN*

AMONG SLS INTERNATIONAL, INC., THE RUSSELL 2000 INDEX

AND THE NASDAQ ELECTRONIC COMPONENTS INDEX

	Cumulative Total Return
	6/01	12/01	12/02	12/03	12/04	12/05

SLS INTERNATIONAL, INC.	100.00	50.83	31.67	287.50	218.33	101.67
RUSSELL 2000	100.00	99.22	78.90	116.18	137.48	143.74
NASDAQ ELECTRONIC COMPONENTS	100.00	98.04	50.07	96.47	75.59	81.11

* $100 invested on 6/19/01 in stock or 5/31/01 index-including reinvestment of dividends.

Fiscal year ending December 31.

2.

INDEPENDENT AUDITORS

The Board of Directors recommends that the stockholders ratify the appointment of Weaver & Martin, LLC by voting “FOR” ratification of Weaver & Martin, LLC as the Company’s auditors for 2006. In the event such selection is not ratified, the Board of Directors will reconsider its selection.

Representatives of Weaver & Martin, LLC are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Aggregate Fees for 2005 and 2004

(1)

Audit Fees – The aggregate fees billed for professional services rendered by Weaver & Martin, LLC, for the audit of our financial statements and review of the financial statements included in our quarterly reports on Form 10-QSB or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the years ended December 31, 2005 and 2004 were $218,785 and $110,900, respectively.

(2)

Audit-Related Fees – There were no other audit-related fees billed by Weaver & Martin, LLC for the years ended December 31, 2005 and 2004.

(3)

Tax Fees – There were no tax fees billed by Weaver and Martin, LLC for the years ended December 31, 2005 and 2004.

(4)

All Other Fees – There were no other fees billed by Weaver & Martin, LLC for the years ended December 31, 2005 and 2004.

All services to be provided by Weaver & Martin, LLC are subject to pre-approval by the Board of Directors, our CEO or CFO. The Sarbanes-Oxley Act prohibits an issuer from obtaining certain non-audit services from its auditing firm so as to avoid certain potential conflicts of interest. The Company will not obtain any of these prohibited services from Weaver & Martin, LLC, and the Company is able to obtain such services from other service providers at competitive rates.

3.

SERIES C PREFERRED STOCK AND WARRANTS

On January 4, 2005, SLS completed a private placement of 15,000 shares of Series C Convertible Preferred Stock for an aggregate purchase price of $15 million. The investors also received five-year warrants to purchase an aggregate of six million shares of common stock at an exercise price of $6.00 per share, subject to certain adjustments. The securities were purchased by BayStar Capital II, L.P. and three other institutional investors.

The Shemano Group acted as placement agent in connection with the private placement and received (i) a cash fee equal to 6% of the gross proceeds received by SLS and (ii) warrants exercisable into approximately 600,000 shares of SLS’s common stock at $2.50 per share.

Proceeds from the financing were used to exercise a purchase option on our production facility and headquarters for $3.5 million, for working capital, and to help prepare for the launch of our products with certain retailers. In connection with this launch, we invested in the expansion of our production facility, inventory, marketing and introduction of new products.

On October 10, 2005, the American Stock Exchange approved the listing of our common stock on the exchange. At that time Amex requested that we seek ratification by our stockholders of the issuance of the Series C Preferred Stock and the warrants issued in connection therewith. Amex made such request because, under Amex rules, we would not have been permitted to issue greater than 20% of our outstanding shares in such a transaction without stockholder approval if we were listed on Amex on January 4, 2005, and the number of shares that could be issued upon conversion of all Series C Preferred Stock and exercise of all warrants would exceed 20% of our outstanding shares on January 4, 2005.

The Board of Directors Recommends that each Stockholder Vote “for” the Ratification of the January 4, 2005 Sale of Series C Preferred Stock and Warrants.

Following is a summary of the terms of the Series C Preferred Stock and the warrants issued in connection with the issuance of the Series C Preferred Stock.

Ranking.  The Series C Preferred Stock ranks senior to our common stock, Convertible Preferred Stock and Series B Preferred Stock with respect to payment of dividends and amounts upon any liquidation, dissolution or winding up.

Dividends.  The holders of shares of the Series C Preferred Stock shall not be entitled to receive any dividends.

Voting.  The holders of shares of the Series C Preferred Stock shall not be entitled to vote on any matters submitted to a vote of shareholders, except those matters required by law to be submitted to such holders.

Participation.  The Series C Preferred Stock provides that, subject to certain conditions and exceptions, if we issue any securities that are convertible into or exercisable or exchangeable for our common stock, or option or warrants or other rights to purchase or subscribe for our common stock pro rata to the record holders of any class of our common stock, then the holders of the preferred stock, upon conversion of the preferred stock shall be entitled to receive such securities, options, warrants or other purchase rights.

Conversion.  Each share of the Series C Preferred Stock is initially convertible, at the holder’s option, into 400 shares of common stock, at a conversion price of $2.50 per share, subject to certain adjustments, and accrues a 6% premium to the stated value of the shares of preferred stock (which is initially $1,000 per share), which would be convertible into additional shares of common stock. If the number of outstanding shares of our common stock is increased or decreased by a stock split, stock dividend, combination, reclassification or other similar event, the conversion price shall be proportionately reduced or increased. If we issue our common stock at a price less than the conversion price of the preferred stock, the conversion price of the preferred stock shall be adjusted downward pursuant to a weighted-average anti-dilution adjustment formula set forth in the certificate of designation for the preferred stock.

We were required to register the shares issuable upon conversion of the Series C Preferred Stock. Following one year after the registration statement was declared effective by the Securities and Exchange Commission, the Series C Preferred Stock contains a mandatory conversion provision whereby we can require the holder of each share to convert their shares provided the closing price of our stock for any 20 consecutive trading-day period is equal to or exceeds 200% of the conversion price and other conditions are met. If any holder of Series C Preferred Stock fails to convert its shares as required, then at any time during the 10 business day period following the required conversion date, we may repurchase such holder’s shares of Series C Preferred Stock for a price of $0.40 share of Series C Preferred Stock.

The certificate of designation for our Series C Preferred Stock prevents us from issuing shares of our common stock in connection with the conversion of our Series C Preferred Stock to the extent that such conversion would result in the holder or its affiliate (or any person whose beneficial ownership would be aggregated with the holder) beneficially owning in excess of 4.99% of the outstanding shares of our common stock following such conversion.

Redemption.  Pursuant to the terms of the certificate of designation for our Series C Preferred Stock, we are required to redeem the Series C Preferred Stock upon the occurrence of certain events, including the following:

•

our common stock is suspended from trading on any of, or is not listed or quoted (and authorized) for trading on at least one of, the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or the Nasdaq Over-The-Counter Bulletin Board for an aggregate of ten or more trading days in any twelve-month period;

•

the registration statement, after being declared effective, cannot be used by the holders of Series C Preferred Stock for the resale of all of the common stock issuable to them for an aggregate of more than 20 days, subject to certain exceptions;

•

we make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for us or for a substantial part of our property or business, or such a receiver or trustee shall otherwise be appointed;

•

bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against us or any subsidiary of ours and if instituted against us or any of our subsidiaries by a third party, shall not be dismissed within 60 days of their initiation;

•

if at least 3,750 shares of Series C Preferred Stock are outstanding and held by the original purchasers thereof and we do any of the following:

(a)

sell, convey or dispose of all or substantially all of our assets;

(b)

consummate specified mergers, consolidations or business combinations;

(c)

engage in transactions providing for sales or issuances by us or our stockholders that result in the purchaser owning or having the right to acquire greater than 35% of the outstanding shares of our common stock (calculated on a fully diluted basis); or

(d)

issue or agree to issue any equity or equity-linked securities or debt that is convertible into equity or in which there is an equity component, subject to certain exceptions;

•

we either fail to make any payment with respect to any of our indebtedness in excess of $250,000, subject to certain exceptions, or default under any agreement binding us, subject to certain exceptions; or

•

we breach any material term under the certificate of designation for our Series C Preferred Stock, the Series C Preferred Stock securities purchase agreement, the registration rights agreement or the warrants attached to the Series C Preferred Stock, subject to certain exceptions.

Any such redemption would be made at a premium in excess of the purchase price of the shares of Series C Preferred Stock, as determined by a formula set forth in the certificate of designation for the Series C Preferred Stock. These requirements may cause us to pay a significant amount of money to redeem the Series C Preferred Stock or may cause us to avoid taking certain actions in order to prevent the occurrence of such redemption requirement.

Restricted Actions.  If at least 3,750 shares of Series C Preferred Stock are held by the original purchasers thereof, we shall not take certain actions, including the following, without first obtaining the approval of the holders of a majority of the shares then outstanding:

•

alter or change the rights, preferences or privileges of the Series C Preferred Stock, or increase the authorized number of shares of Series C Preferred Stock;

•

alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series C Preferred Stock;

•

create or issue any capital stock that ranks equal to or senior to the Series C Preferred Stock;

•

issue any additional shares of Series C Preferred Stock;

•

redeem, repurchase or otherwise acquire, or declare or pay any cash dividend or distribution on, any Junior Securities; or

•

issue any debt security or incur any indebtedness (including any capital lease obligation) that would have any preference over the Series C Preferred Stock upon our liquidation, or redeem, repurchase, prepay or otherwise acquire any outstanding debt security or indebtedness, subject to certain exceptions.

Warrants Issued in Connection with Series C Preferred Stock.  Investors received a warrant to purchase 400 shares of common stock for each share of Series C Preferred Stock purchased in the private placement. The warrants are immediately exercisable and remain exercisable for a term of five years at an exercise price of $6.00 per share. If the warrants are not exercised on or prior to January 4, 2010 (or such later date as extended under certain circumstances), the warrants shall be void and of no effect. Following one year after the registration statement was declared effective by the Securities and Exchange Commission, each warrant contains a call option whereby, so long as certain conditions are met, we can require the holder of each warrant to either (a) exercise their warrant or (b) tender their warrant provided the closing price of our stock for any 20 consecutive trading-day period is equal to or exceeds 200% of the exercise price. The warrants provide that if we issue any securities that are convertible into or exercisable or exchangeable for our common stock, or option or warrants or other rights to purchase or subscribe for our common stock pro rata to the record holders of any class of our common stock, then the holders of the warrants, upon exercise of the warrants, shall be entitled to receive such securities, options, warrants or other purchase rights. If we issue our common stock at a price less than the exercise price of the warrants, the exercise price of the warrants shall be adjusted downward pursuant to a formula set forth in the warrants.

The warrants prevent us from issuing shares of our common stock in connection with the exercise of the warrants to the extent that such exercise would result in the holder or its affiliate (or any person whose beneficial ownership would be aggregated with the holder) beneficially owning in excess of 4.99% of the outstanding shares of our common stock following such exercise.

Unless and until any Class A, Class B, or Class C Warrant or any warrant issued in connection with the Series C Preferred Stock, is exercised, each warrant holder will not own any equity interest by virtue of his or its ownership of the warrant. The warrant holder may not vote as a stockholder. The warrant holder also will not have rights to any distributions to stockholders unless and until the warrant is exercised and we receive the cash consideration for the purchase of the common stock. We have reserved a number of shares of common stock equal to the number of warrants issued.

Please review the following items contained in our annual report delivered to stockholders together with this proxy statement, all of which are incorporated in this proxy statement by this reference: Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations; Item 7A, Quantitative and Qualitative Disclosures About Market Risk; Item 8, Financial Statements and Supplementary Data; and Item 9, Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Representatives of Weaver & Martin, LLC are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

OTHER MATTERS

The Board of Directors of the Company is not aware of any matter, other than those listed in the Notice of Meeting, that is to be presented for action at the Annual Meeting. If any of the Board’s nominees is unavailable for election as a Director or any other matter should properly come before the meeting, it is intended that votes will be cast pursuant to the proxy card in respect thereto in accordance with the best judgment of the person or persons acting as proxies.

FINANCIAL INFORMATION

The Company’s financial statements for the year ended December 31, 2005 are included in the Company’s 2005 Annual Report to Stockholders. The following portions of the annual report have incorporated in this proxy statement: Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations; Item 7A, Quantitative and Qualitative Disclosures About Market Risk; Item 8, Financial Statements and Supplementary Data; and Item 9, Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Copies of the annual report are being sent to the Company’s stockholders concurrently with the mailing of this proxy statement. If you have not received or had access to the annual report, please notify the Corporate Secretary at SLS International, Inc., 1650 W. Jackson, Ozark, Missouri 65721, Attn: Corporate Secretary, (417) 883-4549 and a copy will be sent to you. The Company’s annual report and this proxy statement are also available on the U.S. Securities and Exchange Commission’s website (www.sec.gov).

APPENDIX A

Charter

Audit Committee

SLS International, Inc.
Adopted: June 21, 2005

The Board of Directors (“Board”) of SLS International, Inc., a Delaware corporation (the “Corporation”), has adopted this charter for its Audit Committee (the “Committee”). This charter is intended to supplement any provisions in the Corporation’s By-laws pertaining to the Committee. The Corporation and its consolidated subsidiaries are referred to herein as the “Company.”

Composition

Number and Qualifications.  The Committee shall have at least three members. Each Director who serves on the Committee must be affirmatively determined by the Board to satisfy the requirements established by the U.S. Securities and Exchange Commission, as well as any stock exchange or automated quotation system on which the Corporation’s common stock is traded or quoted, to be considered an “independent” member of the Board, and requirements governing independence of audit committee members, including those issued pursuant to Rule 10A-3 of the Securities Exchange Act of 1934.

In addition to satisfying the foregoing independence requirements, each member of the Committee must be financially literate, and at least one member of the Committee must have accounting or related financial management expertise and satisfy the criteria to be a financial expert under the rules and regulations of the SEC, as those qualifications are interpreted by the Corporation’s Board.

No Committee member shall serve on the audit committees of more than two other public companies at the same time as he or she serves on this Committee, unless the Board specifically determines that it would not impair the ability of an existing or prospective Committee member to serve effectively on the Committee. Further, each prospective Committee member shall evaluate carefully the existing demands on his or her time before accepting appointment to the Committee.

Appointment.  Upon the recommendation of the Nominating and Governance Committee, if such committee exists at any time, the Board, shall elect the chairman and other members of the Committee on an annual basis, generally at the first meeting of the Board following the Corporation’s annual stockholders meeting.

The Board may, pursuant to the By-laws, remove a member of the Committee, or replace the chairman, provided that at all times the Board shall assure that the Committee will have a chairman and sufficient members to satisfy the requirements set forth above relating to the number and qualifications of Committee members. If the Committee has insufficient members to satisfy such requirements at any time, the Board shall act as promptly as practicable to cure such deficiency.

Purpose

The Committee’s purpose is to assist the Board in fulfilling its responsibilities to the stockholders, potential stockholders, and investment community, by assisting in the Board’s oversight of the quality and integrity of the Corporation’s financial statements and accounting practices; the Company’s compliance with legal and regulatory requirements; the independent auditor’s qualifications and independence; and the performance of the Company’s internal auditors, internal audit function, and independent auditor. The Committee also provides assistance to the Board by performing certain functions in connection with reports of material violations of securities laws, material breaches of fiduciary duties, and similar alleged violations by the Company (or its directors, officers or employees), and investigations related to such reports. Further, the Committee shall produce the Committee’s report to be included in the Corporation’s annual proxy statement or annual report.

Responsibilities

While the fundamental responsibility for the Corporation’s financial statements rests with management and the Independent Auditor, and while the Independent Auditor is responsible for conducting audits, the Committee shall have the following authority and responsibilities:

Independent Auditor

Appointment and Oversight.  The Committee is responsible for the appointment, compensation, retention, and oversight of any registered accounting firm engaged for the purpose of preparing or issuing an audit report and performing other audit, review, or attest services for the Corporation (the “Independent Auditor” or “firm”). The Independent Auditor shall report directly to the Committee. The Committee shall have a clear understanding with the Independent Auditor that the firm is ultimately accountable to the Committee, as the stockholders’ representative.

Evaluation.  The Committee shall evaluate the Independent Auditor’s qualifications, performance, and independence, at least annually (including at the time it appoints the Independent Auditor). This evaluation shall include the review and evaluation of the lead partner of the Independent Auditor. The Committee shall report its findings to the Board.

Annual Report on Quality Control and Independence.  The Committee shall receive and review, at least annually, a report from the Independent Auditor relating to the firm’s independence and quality of its internal controls. This report shall describe (i) the Independent Auditor’s internal quality-control procedures; (ii) any material issues raised by the most recent peer review or internal quality-control review of the firm; (iii) any material issues raised by any governmental or professional authority in any inquiry or investigation, within the preceding five years, regarding any independent audit carried out by the firm; and (iv) any steps taken to deal with any issues raised in connection with clauses (ii) and (iii) above. Further, to assist the Committee in assessing the firm’s independence, the report shall describe all relationships between the Independent Auditor and the Company (including any significant fees for any past or anticipated non-audit services), including those required by Independence Standards Board Standard No. 1, Independence Discussions with Committees.

Firm and Partner Rotation.  The Committee shall consider, at least annually, whether the Corporation should have a policy requiring a regular rotation of the Independent Auditor and report its findings to the Board. The Committee shall also establish a policy regarding the rotation of the lead partner and concurring and reviewing partners in accordance with applicable SEC regulations.

Independent Auditor Plan.  The Committee shall review with the Independent Auditor and management the plan and scope of the Independent Auditor’s proposed annual financial audit and quarterly reviews, including the procedures to be used and the Independent Auditor’s compensation. The Committee or a subcommittee thereof shall also pre-approve audit, non-audit, and any other services to be provided by the Independent Auditor in accordance with such policies as may be adopted by the Committee from time to time.

Audit Reports and Reviews.  In consultation with management and the Independent Auditor, the Committee shall review the results of the annual financial audit and limited quarterly reviews of the Company’s financial statements, significant findings thereof, and any other matters required to be communicated by the independent auditors under Generally Accepted Auditing Standards, including, if applicable, the Independent Auditor’s summary of any significant accounting, auditing and internal control issues, and management’s corrective action plans.

In conjunction with its annual audit and its limited quarterly reviews of the Company’s financial statements, the Independent Auditor will review with the Committee any problems or difficulties the Independent Auditor encountered in the course of its work, including any restrictions on the scope of the firm’s activities, its access to information, or any significant disagreements with management and management’s responses to such matters. Management shall notify the Committee when it seeks a second opinion on a significant accounting issue. The Committee shall be responsible for the resolution of any disagreements between management and the Independent Auditor regarding financial reporting.

Internal Audit

Internal Audit Plan and Reports.  The Committee shall review and approve, at least annually, an Internal Audit Plan, including the responsibilities, budget and staffing of the internal audit function, and the results of all internal audits.

Financial Statements

Form 10-K.  In consultation with management and the Independent Auditor, the Committee shall review the Corporation’s annual financial statements, the Independent Auditor’s report, and the Corporation’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) to be contained in the annual report on Form 10-K (or Form 10-KSB, as applicable) prior to the filing of such annual report with the SEC. The Committee shall be responsible for providing the Board with a recommendation as to the inclusion of the Corporation’s financial statements in the Form 10-K.

Form 10-Q.  In consultation with management and the Independent Auditor, the Committee shall review the Corporation’s interim financial statements and, prior to filing each of the Company’s quarterly reports on Form 10-Q (or Form 10-QSB, as applicable) with the SEC, discuss the results of the period covered by such quarterly report.

Scope of Review.  In reviewing the Corporation’s reports on Form 10-Q and Form 10-K, the Committee shall review with management and the Independent Auditor:

the certifications required to be made by management in relation to the filings, including regarding any significant deficiencies or weaknesses in the design or operation of the Company’s internal control over financial reporting and any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s system of internal control;

•

major issues regarding the presentation of, and the clarity of the disclosure in, the Corporation’s financial statements;

•

major issues regarding the Corporation’s accounting principles, including (i) significant changes in the Company’s selection or application of its accounting principles; (ii) material questions of choice with respect to the appropriate accounting principles and practices used and to be used in the preparation of the Company’s financial statements, including judgments about the quality, not just acceptability, of accounting principles; and (iii) the reasonableness of those significant judgments;

•

significant regulatory and accounting initiatives, including material changes in, or adoptions of, accounting principles and disclosure practices and standards;

•

the effect of off-balance sheet structures on the Corporation’s financial statements;

•

any analyses prepared by management or the Independent Auditor regarding the foregoing matters; and

•

other communications regarding the results of the Independent Auditor’s audit or review, including any other matters required to be communicated to the Committee by the Independent Auditor under Generally Accepted Auditing Standards.

Earnings Releases and Guidance

The Committee (or Committee chairman) shall discuss with management and the Independent Auditor each of the Corporation’s earnings releases prior to its issuance.

Compliance and Internal Controls

Compliance Program.  The Committee shall be responsible for reviewing and recommending the Corporation’s Standards of Business Conduct for approval by the Board. The Committee shall oversee the Company’s compliance program and receive regular reports from the Chief Compliance Officer on any significant compliance findings and recommendations. The Committee shall also establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

Regulatory Action and Investigations.  Unless otherwise determined by the Board, the Committee (i) shall have the authority to oversee the Corporation’s response to regulatory actions, including investigations, involving financial, accounting, and internal control matters, and (ii) may investigate any matter within the scope of its responsibilities that it determines appropriate.

Qualified Legal Compliance Committee.  The Board has designated the Committee as a qualified legal compliance committee for purposes of Section 307 of the Sarbanes-Oxley Act of 2002 and Part 205 of the Rules of Practice of the SEC. As such, it is the Committee’s responsibility to conduct or direct appropriate investigations of potential material violations reported to it of securities laws, material breaches of fiduciary duties, and similar violations by the Company, to retain appropriate experts as it deems advisable, and to report and make recommendations to the Company’s chief legal officer, chief executive officer and the full Board regarding such reported violations, in accordance with SEC rules. In performing its functions, the Committee will endeavor to facilitate free and open communication between the directors, the Independent Auditor, any Internal Auditor and the management of the Company, and to encourage attorneys and others aware of these potential violations to report them. The Committee’s policies and procedures should remain flexible in order to best assist the Board in fulfilling its oversight responsibilities.

Executive Sessions.  The Committee shall hold an executive session at each regularly scheduled meeting. During the executive sessions, no non-Committee member shall be present. As part of these executive sessions, the Committee shall meet separately and privately with each of the following (i) management, (ii) the Internal Auditor, and (iii) representatives of the Independent Auditor.

Committee Resources

To assist the Committee in fulfilling its responsibilities, (i) each Committee member shall have full access to any member of management, any Internal Auditor, and the Independent Auditor and (ii) the Committee may retain independent consultants, counsel, and other advisors as it determines necessary to carry out its duties. The Committee will have sole authority and responsibility for hiring, approving the fees and retention terms for, and terminating the services of such advisors.

The Corporation will provide appropriate funding, as determined by the Committee, for payment of the fees of the Independent Auditor, the administrative expenses of the Committee, and any advisors that the Committee may employ in carrying out its duties.

APPENDIX B

SLS International, Inc.

Nominating and Corporate Governance Committee Charter

I.

Purpose and Composition

The Board of Directors (“Board”) of SLS International, Inc. (“Corporation”) shall have a Nominating and Corporate Governance Committee (“Committee”). The Committee shall be composed of at least two members of the Board who are independent within the meaning of Section 121A of the American Stock Exchange Company Guide. Committee members shall be appointed and/or removed by the Board. No member of the Committee shall be removed except by a majority vote of the independent directors then in office. The Board shall designate one Committee member as Chairman, who shall preside over the meetings of the Committee and report Committee actions to the Board. The Committee shall have the responsibility for making recommendations to the Board with respect to the governance of the Corporation and the Board as set forth herein.

II.

Duties and Responsibilities

A.

Corporate Governance

1.

Recommend to the Board amendments to the Certificate of Incorporation and Bylaws.

2.

Develop and review annually a set of corporate governance guidelines that are appropriate for the Corporation and that comply with applicable laws, regulations and listing standards. Recommend any desirable changes to the Board. Such guidelines shall encompass the internal relationship between management and the Board and disclosure to the Board by management on a recurring and timely basis.

3.

Make recommendations to the Board regarding the structure, practices and governance policies of the Board of Directors, including but not limited to:

•

Size and composition of the Board

•

Frequency and structure of Board meetings

•

Retirement age

•

New director orientation

•

Criteria for membership

•

Term of office

•

Stock ownership guidelines

•

Schedule of meetings and review of agenda

•

Independence of outside directors

•

Mix of management and independent directors (while at all times maintaining a majority of independent directors)

•

Conflict of interest issues

4.

Serve as the primary resource for the Board in evaluating issues of corporate governance and CEO succession.

B.

Director Nominations

1.

Recommend criteria for membership on the Board, including age, expertise, business experience, character, independence and other board memberships of the candidate.

2.

Review the qualifications of candidates and recommend to the Board nominees for election as members of the Board of Directors. Ensure that independent directors qualify as such under the listing standards of the American Stock Exchange.

B-1

C.

Director Compensation

1.

Recommend a corporate philosophy and strategy governing director compensation and provide oversight and monitor the Corporation’s program of director compensation and benefits to ensure consistency with the philosophy and strategy, as well as compliance with applicable laws.

2.

Recommend to the Board the program of compensation and benefits offered to non-employee members of the Board.

D.

Committees

1.

Recommend to the Board policy regarding rotation of committee members and chairs.

2.

Recommend to the Board, in accordance with Board policy:

•

Assignment of members to committees

•

Appointment of committee chairs

•

Rotation of committee members

•

Frequency of meetings

E.

Investigations and Studies; Outside Advisors

1.

Conduct or authorize investigations into or studies of matters within the scope of the Committee’s duties and responsibilities. Retain, at the Corporation’s expense, outside advisors to carry out these investigations or studies as it deems necessary.

2.

Retain or terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms, such fees to be borne by the Corporation.

F.

General

1.

Undertake from time to time additional activities within the scope of the Committee’s Charter, as it may deem appropriate.

III.

Meetings

The Committee shall normally hold two to four meetings each year in order to accomplish the aforementioned duties and responsibilities. The Committee’s Chairman or the Chairman of the Board may call additional meetings as needed. The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate. Appropriate officers of the Corporation shall provide staff support to the Committee.

Following each of its meetings, the Committee shall deliver a report on the meeting to the Board, including a description of all actions taken by the Committee at the meeting. The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Corporation.

B-2

PROXY

SLS INTERNATIONAL, INC.

ANNUAL MEETING OF STOCKHOLDERS, JUNE 30, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby (i) appoints John M. Gott and Michael L. Maples as proxy holder and attorney, with full power of substitution, to appear and vote all of the shares of Common Stock of SLS International, Inc. that the undersigned shall be entitled to vote at the Annual Meeting of Stockholders of SLS International, Inc., to be held at 1650 W. Jackson, Ozark, Missouri 65721, on Friday, June 30, 2006, at 10:00 a.m. local time, and at any adjournments thereof, hereby revoking any and all proxies heretofore given and (ii) authorizes and directs said proxy holders to vote all of the shares of Common Stock of SLS International, Inc. represented by this proxy as follows, with the understanding that if no directions are given below, said shares will be voted “For” the election of the Directors nominated by the Board of Directors, “For” the proposal to ratify the appointment of Weaver & Martin, LLC as the independent auditors of SLS International, Inc., “For” the proposal to ratify the issuance of the Series C Preferred Stock and warrants.

PLEASE VOTE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

1. Election of Directors Nominees: Charles M. Foudree John M. Gott Robert H. Luke Michael L. Maples Robert Ring	For ☐ ☐ ☐ ☐ ☐	Withhold ☐ ☐ ☐ ☐ ☐

2. Ratify appointment of independent
auditors

3. Ratify issuance of Series C Preferred
Stock and warrants

4. In their discretion to act on any other matters
which may properly come before the annual
meeting.

				For ☐ For ☐ For ☐	Against ☐ Against ☐ Against ☐	Abstain ☐ Abstain ☐ Abstain ☐
The Board of Directors recommends you vote FOR the above proposals
Dated: ________________, 2006 Signatures(s)________________________________ Print Name: _________________________________

Your signature to this proxy card should
be exactly the same as the name imprinted
herein. Persons signing as executors, administrators,
trustees or in similar capacities should so indicate
For joint accounts, the name of each joint owner must

be signed.

– Fold And Detach Here –

YOUR VOTE IS IMPORTANT!

PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE